UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

LONGDUODUO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56615	37-2018431
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

G3-5-8016, Shui’an Town, Ruyi Headquarters Base

Hohhot Economic Development Zone

Inner Mongolia, China

(Address of Principal Executive Office) (Zip Code)

86 (0472) 510-4980

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 2, 2025 two of the Registrant’s subsidiaries, Longduoduo Company Limited (Hong Kong) and Beijing Julong Health Consulting Co., Limited, entered into an Equity Transfer Agreement. The Agreement effected the transfer from Longduoduo Company Limited (Hong Kong) to Beijing Julong Health Consulting Co., Limited of the equity interest in Longduoduo Health Technology Co., Ltd. (“HTC”). Until January 2025, HTC together with its four subsidiaries, carried on all of the business operations of the Registrant and its subsidiaries.

As a result of the transfer pursuant to the Equity Transfer Agreement, the business operations of the Registrant and its subsidiaries are now carried on by seven limited companies organized in China, each of which is a subsidiary of LDDJK Hong Kong Limited, which is a subsidiary of LDD Technology Limited, a limited company organized in the British Virgin Islands, which is a subsidiary of Longduoduo Company Limited, the Registrant.

Item 9.01 Financial Statements and Exhibits

Exhibits

10	Equity Transfer Agreement dated April 2, 2025 between Longduoduo Company Limited (Hong Kong) and Beijing Julong Health Consulting Co., Limited

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Longduoduo Company Limited

Date: April 11, 2025	By:	/s/ Zhou Hongxiao
Zhou Hongxiao, CEO

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